As filed with the Securities and Exchange Commission on October 27, 2000
                                                     Registration No.
--------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                                ______________

                                   FORM S-3

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                            INTEGRAL SYSTEMS, INC.
            (Exact Name of Registrant as Specified in Its Charter)
                               ________________

            Maryland                                       52-1267968
(State or Other Jurisdiction of                 (I.R.S. Employer Identification
Incorporation or Organization)                               Number)


                             5000 Philadelphia Way
                         Lanham, Maryland  20706-4417
                                (301) 731-4233
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)

                             STEVEN R. CHAMBERLAIN
                            Chief Executive Officer
                            Integral Systems, Inc.
                             5000 Philadelphia Way
                         Lanham, Maryland  20706-4417
                                (301) 731-4233
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent for Service)
                             ____________________

                                  Copies to:
                          JOHN L. SULLIVAN, III, ESQ.
                          JAMES P. DVORAK, JR., ESQ.
                       Venable, Baetjer and Howard, LLP
                        2010 Corporate Ridge, Suite 400
                            McLean, Virginia  22102
                                (703) 760-1600

       Approximate date of commencement of proposed sale to the public:
As soon as practicable after this Registration Statement is declared effective.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE

===========================================================================================================
                                                Proposed Maximum    Proposed Maximum
     Title Of Shares           Amount To Be      Aggregate Price   Aggregate Offering       Amount Of
     To Be Registered         Registered (1)      Per Unit (2)          Price (2)       Registration Fee
-----------------------------------------------------------------------------------------------------------
 Common stock, par value      650,000 shares               $12.75           $8,287,500              $2,188
 $.01 per share
===========================================================================================================

(1) Pursuant to Rule 416 under the Securities Act, this registration statement also covers an indeterminate number of additional shares as may be issued as a result of adjustments by reason of any stock split, stock dividend or similar transaction.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933. The above calculation is based on the average of the high and low sales prices of the common stock on the Nasdaq National Market on October 20, 2000.

  The registrant hereby amends this registration statement on such date and dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

     The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.



                 Subject to Completion, dated October 27, 2000
                            Preliminary Prospectus
                            Integral Systems, Inc.
                                650,000 shares
                                 Common Stock

                  ___________________________________________


     The selling stockholder identified in this prospectus may offer and sell from time to time up to 650,000 shares of our common stock. We will not receive any proceeds from the sale of shares of common stock by the selling stockholder. The selling stockholder acquired the shares of common stock offered by this prospectus in connection with our acquisition of SAT Corporation, a California corporation. Registering these shares of our common stock will allow the selling stockholder to publicly sell or otherwise distribute his shares of common stock.

     The selling stockholder may offer these shares of common stock in one or more transactions on the Nasdaq National Market at various times and prices, in negotiated transactions or otherwise. The selling stockholder and any brokers through whom the sale of the shares of common stock are made may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933. In addition, any profits realized by the selling stockholder or any brokers on the sale of the shares of common stock may be deemed to be underwriting commissions under the Securities Act of 1933. The price at which any of the shares of common stock may be sold and the commissions paid in connection with any sale may vary from transaction to transaction. We will pay all costs and expenses in connection with the registration of the shares.

     Our common stock currently trades on the Nasdaq National Market under the symbol "ISYS." On October 25, 2000, the closing price of our common stock was $13.938 per share.


     The purchase of our common stock involves a high degree of risk. You should carefully consider the risk factors beginning on page 5 of this prospectus before purchasing any of our common stock from the selling stockholder.


     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


               The date of this prospectus is            , 2000.

                               TABLE OF CONTENTS

                                                                     PAGE NUMBER

INFORMATION ABOUT INTEGRAL SYSTEMS, INC............................        3

RISK FACTORS.......................................................        5

FORWARD-LOOKING STATEMENTS.........................................       13

WHERE YOU CAN FIND MORE INFORMATION................................       14

USE OF PROCEEDS....................................................       15

SELLING STOCKHOLDER................................................       16

DESCRIPTION OF CAPITAL STOCK.......................................       17

PLAN OF DISTRIBUTION...............................................       18

EXPERTS............................................................       19

LEGAL MATTERS......................................................       19

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES
ACT LIABILITIES....................................................       19


          We have informed the selling stockholder that the anti-manipulative rules under the Securities Exchange Act of 1934, including Regulation M, may apply to his sales in the market. We have furnished the selling stockholder with a copy of these rules. We have also informed the selling stockholder that he must deliver a copy of this prospectus with any sale of his shares.

                              PROSPECTUS SUMMARY

          This summary outlines and highlights information contained in this prospectus and the information incorporated in this prospectus by reference.
You should read the entire prospectus carefully, including the "Risk Factors" section and the financial statements and related notes which are incorporated by reference.

                   INFORMATION ABOUT INTEGRAL SYSTEMS, INC.

          We build satellite ground systems-hardware and software to monitor and control space vehicles. Satellite operators use our ground systems to monitor and control satellites from Earth to ensure the health and safety of both satellite and payload, and to process and disseminate satellite payload data. Satellite manufacturers use our ground systems during the "integration and test" phase of satellite assembly in order to "talk" to satellite subsystems as they are installed and tested. Both satellite manufacturers and satellite operators use our ground systems to simulate satellite missions on the ground in order to test mission scenarios and to train personnel.

Since our founding in 1982, we have provided ground systems for over one hundred different satellite missions with applications as diverse as:

          .  global telecommunications;
          .  meteorology;
          .  Earth resource management;
          .  military surveillance; and
          .  pure science research.

We have an established domestic and international customer base that includes government and commercial satellite operators, spacecraft and payload manufacturers, and aerospace systems integrators.

          We have developed innovative software products that reduce the cost and minimize the development risk associated with traditional, custom-built ground systems. We believe that we were the first to offer a comprehensive package of commercial-off-the-shelf software products for satellite command and control. We leverage our software products to provide ready-to-operate satellite control facilities that can operate multiple satellites from any manufacturer by integrating our products with other systems. These multi-vehicle control systems offer significant cost savings for customers that have traditionally purchased a separate custom control center for each of their satellites.

           Most of our sales involve a combination of the following:

          .  commercial-off-the-shelf software;
          . satellite data processing computer and communications hardware; . engineering services to satisfy mission-specific special requirements; and
          .  integration of our products with existing systems.

          Our products include:

          .  EPOCH 2000 Satellite Command and Control System;
          .  OASYS Orbit Analysis System;
          .  ABE Archive Browser and Extractor; and
          .  LEO-T Low Earth Orbiter Terminal System.

          EPOCH 2000, our flagship product, is the core of our commercial-off-the-shelf ground system. EPOCH 2000 receives, formats, displays, and archives satellite health and safety data transmitted by a satellite, which is a process sometimes referred to as "telemetry." EPOCH 2000 also formats and transmits ground instructions to a satellite, which is a process sometimes referred to as "command and control." OASYS computes:

          . high precision predictions, or an "ephemeris," of a satellite orbit based on tracking data from EPOCH 2000;
          . thruster firings required to adjust satellite orbit and attitude to fulfill mission payload requirements, or "maneuvers;" and
          . tracking station and orbital events necessary for mission scheduling.

          ABE software analyzes long-term trends and trouble-shoots satellite health and safety data from the EPOCH 2000 telemetry data archives. LEO-T is a fully automated unmanned remote ground station which synthesizes the key components and functions of EPOCH 2000, ABE, and OASYS. In addition, we provide services to support requirements for specific missions for both government and commercial customers. Most of our ground system contracts have a service component.

          We have been profitable every year since incorporation and have experienced recent growth, which reflects increased demand for our products and services. For over 17 years, we have provided flexible, reliable, and affordable ground systems. This has allowed us to stay ahead of our competition and perform well in an industry traditionally dominated by much larger aerospace firms. We believe that we have a unique combination of competitive advantages, including the following:

          . more experience with different types of satellites and operational scenarios than any of our competitors;
          . internationally recognized and proven commercial-off-the-shelf products that were first to market and that continue to lead the competition in the functions performed;
          . ready-to-operate systems for customers requiring a comprehensive range of products and services; and
          . ability to deliver systems faster and at a lower cost than our competition.

          We were incorporated in Maryland in 1982. In connection with our initial public offering, our common stock began trading on the Nasdaq SmallCap Market on May 22, 1990 under the symbol "ISYS." On September 10, 1998, our common stock began trading on the Nasdaq National Market under the same symbol. Our principal executive offices are located at 5000 Philadelphia Way, Lanham, Maryland 20706-4417, and our telephone number is (301) 731-4233. Our web site address is www.integ.com.

                                 RISK FACTORS

          Before you invest in shares of our common stock, you should be aware that there are various risks involved in an investment, including those described below. We urge you to carefully consider these risk factors together with all of the other information included in this prospectus and the information incorporated in this prospectus by reference before you decide to invest in shares of our common stock.

A significant portion of our revenue is derived from contracts or subcontracts funded by the U.S. government.

          The following table lists the approximate revenues, as a percentage of Integral's total revenues, derived from contracts funded by the U.S. government and by one particular agency of the U.S. government, the U.S. National Oceanic and Atmospheric Administration, for fiscal years 1997, 1998 and 1999, and the nine months ended June 30, 2000.

                                                                               Percentage of revenues derived
                                  Percentage of revenues derived              from contracts and subcontracts
                                  from contracts and subcontracts           funded by the U.S. National Oceanic
      Time Period                 funded by the U.S. government               and Atmospheric Administration
      -----------                 -------------------------------           -----------------------------------
  Fiscal year 1997                             67%                                          41%
  Fiscal year 1998                             65%                                          43%
  Fiscal year 1999                             65%                                          47%
  Nine months ended                            63%                                          49%
   June 30, 2000

          We expect that U.S. government contracts are likely to continue to account for a significant portion of our revenues in the future. Accordingly, our financial performance may be adversely affected by changing U.S. government procurement practices and policies as well as declines in U.S. government civilian and defense agency spending. The factors that could have a material adverse effect on our ability to win new contracts with the U.S. government, or retain existing contracts, include the following:

          .  budgetary constraints;
          . changes in government funding levels, programs, policies, or requirements;
          .  technological developments;
          . changes in level of government funds available for services that we provide;
          . the adoption of new laws or regulations; and . general economic conditions.

          In addition, some of our government contracts individually contribute a significant percentage of our revenues. Two of our largest government contracts generated approximately 23% of our revenues for fiscal year 1999 and 24% of our revenues for the nine-month period ended June 30, 2000. This includes one contract that generated approximately 16% of our revenues for fiscal year 1999 and 21% of our revenues for the nine-month period ending June 30, 2000. A relatively small number of large U.S. government contracts are likely to continue to account for a significant percentage of our revenues in the future. Termination of any of these contracts or our inability to renew or replace these contracts when they expire for any reason could have a material adverse effect on our business, financial condition, or results of operations.

Our contracts and subcontracts that are funded by the U.S. government are subject to termination without cause by the government.

          All of our contracts and subcontracts that are funded by the U.S. government are subject to termination for "convenience," which means termination without cause. Should a contract with the U.S. government be terminated without cause, we would be reimbursed for allowable costs incurred through the date of termination and would be paid a proportionate amount of the stipulated profits or fees attributable to work actually performed. Termination of any of our large government contracts could have a material adverse effect on our business, financial condition, or results of operations.

Our contracts and subcontracts that are funded by the U.S. government are subject to government regulations and audits.

     Government contracts require compliance with various contract provisions and procurement regulations. The adoption of new or modified procurement regulations could have a material adverse effect on our business, financial condition, or results of operations or increase the costs of competing for or performing government contracts. Any violation of these regulations by us could result in the termination of the contracts, imposition of fines or exclusion from government contracting and government-approved subcontracting for some specific time period. In addition, our contract costs and revenues are subject to adjustment as a result of audits by the Defense Contract Audit Agency and other government auditors. We reflect any adjustments required by government auditors in our financial statements. Although we have thus far not been required to make any material audit adjustments, we cannot assure that adjustments will not be required in the future.

Our contracts and subcontracts that are funded by the U.S. government are subject to a competitive bidding process that may affect our ability to win contract awards or renewals in the future.

     Government contracts generally are awarded to us through a formal competitive process in which we may have many competitors. Upon expiration, government contracts may be subject, once again, to the competitive process. We cannot assure that we will be successful in winning contract awards or renewals in the future. Our failure to renew or replace government contracts when they expire could have a material adverse effect on our business, financial condition, or results of operations.

     Our contracts and subcontracts with federal government agencies are subject to competition and awarded on the basis of technical merit, personnel qualifications, experience, and price. Our business, financial condition, and results of operations could be materially affected to the extent that government agencies believe our competitors offer a more attractive combination of the foregoing factors. In addition, new government contract awards also are subject to protest by competitors at the time of award that can result in the re-opening of the competition or evaluation process, the award of a contract to a competitor, or the reopening of the competitive bidding process. We consider bid protests to be a customary element in the process of procuring government contracts.

Our contracts and subcontracts that are funded by the U.S. government are subject to the budget and funding process of the U.S. government.

     Many of the U.S. government programs in which we participate as a contractor or subcontractor extend for several years but are funded only on an annual basis. Accordingly, our contracts and subcontracts are subject to termination, reduction, or modification in the event of changes in the government's requirements or budgetary constraints.

     In addition, government contracts are conditioned upon the continuing availability of Congressional funding and are typically subject to modification or termination in the event of changes in funding. Congress usually allocates funds on a fiscal-year basis even though contract performance may take several years. Consequently, at the outset of a major program, the contract is usually incrementally funded, and additional funds are normally committed to the contract by the procuring agency as funds are made available by Congress for future fiscal years. In addition, contractors often experience revenue uncertainties during the first quarter of the U.S. government's fiscal year, which begins October 1, until differences between budget requests and appropriations are resolved. To date, Congress has funded all years of the multi-year major program contracts for which we have served as prime contractor or subcontractor, although we cannot assure that this will be the case in the future.

     Additionally, when we participate in a project as a subcontractor, we are subject to the risk that the prime contractor may fail or be unable to perform the prime contract.

Our commercial contracts are subject to competition and strict performance and other requirements.

     Although a significant portion of our revenues are generated from the sale of our services and products in commercial markets, we cannot assure that we will continue to compete successfully in these markets. Many of our commercial contracts are for a fixed price. This subjects us to substantial risks relating to unexpected cost increases and other factors outside of our control. We may fail to anticipate technical problems, estimate costs accurately, or control costs during performance of a fixed-price contract. Any of these failures may reduce our profit or cause a loss under our commercial contracts. In addition, our revenues on fixed-price contracts are recognized on a percentage-of-completion basis. This means that we calculate a ratio of costs incurred to costs expected to be incurred for each fixed-price job and then multiply that same ratio by the fixed-price contract value to determine total revenue for each fixed-price job. As a result, contract price and cost estimates on fixed-price contracts are reviewed periodically as the work progresses, and adjustments are reflected in income in the period when the estimates are revised. To the extent that these adjustments result in a loss, reduction, or elimination of previously reported profits, we would recognize a charge against current earnings, which could be material and have a material adverse effect on our business, financial condition, or results of operations.

     In connection with certain commercial contracts, we have been required to obtain bonds, letters of credit, or similar guarantees. We cannot assure that we will be successful in obtaining these types of guarantees or that the guarantees available will be affordable in the future.

     Under the terms of our commercial contracts, we typically must agree to meet strict performance obligations and project milestones, which we may not be able to satisfy. Our failure to meet these performance obligations and milestones permits the other party to terminate the contract and, under certain circumstances, recover liquidated damages or other penalties from us, any of which events could have a material adverse effect on our business, financial condition, or results of operations.

We may not be able to effectively manage any continued growth.

     Our revenues increased during fiscal years 1995 through 1999 at an average annual rate of 35%. Continued growth could place a significant strain on our limited personnel, management, financial controls, and other resources. Any future expansion will require us to attract, retain, train, motivate, and manage new employees successfully. We would also need to integrate new management and employees into our overall operations, and continue to improve our operational, financial, and management systems and controls and facilities. Our failure to manage any expansion effectively could have a material adverse effect on our business, financial condition, or results of operations.

Intense competition in the satellite ground system industry could harm our financial performance.

     We experience significant competition. We believe that we are one of four companies in the United States which derive the major portion of their revenue from the development of satellite ground systems. In addition to these companies, approximately one dozen large aerospace/defense contractors have developed satellite control systems either in-house as primary contractors or through subcontractors. As a result, some of our competitors are also current or potential customers. Our competitors include the following:

     .  Lockheed Martin Corporation;
     .  Boeing Satellite Systems;
     .  Loral Space & Communications Ltd.;
     .  Orbital Sciences Corporation;
     .  Honeywell International Inc. (formerly AlliedSignal);
     .  Computer Sciences Corporation;
     .  Alcatel Espace; and
     .  Astrium.

     Many of our competitors are significantly larger and have greater financial resources than us. Some of these competitors are divisions or subsidiaries of large, diversified companies that have access to the financial resources of their parent companies. We cannot assure that we will be able to compete effectively with these companies or maintain them as customers while competing with them on other projects. In addition, several smaller companies have specialized capabilities in similar areas. Our products also face competition from certain off-the-shelf products developed by the government for satellite command and control. We cannot predict how our competitive position may be affected by changing economic or competitive conditions, customer requirements, or technological developments. We principally obtain contracts and subcontracts through competitive procurements offered by the U.S. government or commercial enterprises. We cannot assure that we will be able to compete successfully.

We are dependent on the satellite industry for most of our revenues.

     Currently, most of our revenues are generated from products and services related to satellite applications. Should the satellite industry take a substantial downturn and the number of satellites deployed be materially reduced, our new business opportunities would be limited significantly.

We are subject to risks associated with our acquisition of SAT Corporation.

     Pursuant to an agreement and plan of reorganization effective as of August 31, 2000, we acquired SAT Corporation, a California corporation and a supplier of automatic signal monitoring systems and networks for satellite and terrestrial monitoring applications. The integration of SAT may be costly and may result in a decrease in our revenues or a decrease in the value of our common stock for the following reasons, among others:

     . we may not have adequately assessed the risks inherent in SAT or correctly assessed SAT's potential contribution to our financial performance;

     . we may need to divert more management resources to the integration of SAT than we planned, which may adversely affect our ability to pursue other more profitable activities;

     . the difficulties of the integration of SAT may be increased by the necessity of coordinating geographically separated organizations, integrating personnel with disparate business backgrounds and combining different corporate cultures;

     . we may not eliminate as many redundant costs as we anticipated in acquiring SAT; and

     . SAT may have liabilities or adverse operating issues that we failed to discover through our diligence prior to the acquisition.

Consequently, our acquisition of SAT may not improve our business, financial condition, and results of operations in either the short-term or long-term.

We are subject to risks associated with our strategy of acquiring other companies.

     We intend to continue to look for complementary businesses to acquire so that we can strengthen and expand our core business. However, we may not be able to find any attractive candidates or we may find that the acquisition terms proposed by potential acquisition candidates are not favorable to us. In addition, we may compete with other companies for these acquisition candidates, which may make an acquisition more expensive for us. Similarly, instability in the U.S. securities markets and volatility in our stock price may make acquisitions with our stock more expensive. If we are unable to identify and acquire any suitable candidates, we may not be able to find alternative uses for the cash proceeds of our previous private placements that improve our business, financial condition, or results of operations to the extent that an acquisition could. Accordingly, our acquisition strategy may not improve our overall business, financial condition, and results of operations, and could weaken them.

     If we are able to identify and acquire one or more businesses, the integration of the acquired business or businesses may be costly and may result in a decrease in our revenues or a decrease in the value of our common stock for the following reasons, among others:

     . we may not adequately assess the risks inherent in a particular acquisition candidate or correctly assess the candidate's potential contribution to our financial performance;

     . we may need to divert more management resources to integration than we planned, which may adversely affect our ability to pursue other more profitable activities;

     . the difficulties of integration may be increased by the necessity of coordinating geographically separated organizations, integrating personnel with disparate business backgrounds and combining different corporate cultures;

     . we may not eliminate as many redundant costs as we anticipated in selecting our acquisition candidates; and

     . an acquisition candidate may have liabilities or adverse operating issues that we failed to discover through our diligence prior to the acquisition.

Consequently, any acquisition by us may not improve our business, financial condition, and results of operations in either the short-term or long-term.

We may be exposed to product liability or related claims with respect to our products.

     Our products are mission-critical parts of sophisticated and extremely expensive satellite systems. Should a satellite mission fail, or should the system's service become unavailable, due to a failure or malfunction in the ground system, we could be sued for product liability or related claims. Moreover, we have found obtaining insurance to cover product liability claims to be impractical. Any product liability or related claim could therefore have a material adverse effect on our business, financial condition, or results of operations.

Our products may become obsolete due to rapid technological change in the satellite industry.

     Any of our products could become obsolete at any time due to rapid technological changes in the satellite industry. In addition, we may not be able to update our products quickly enough to remain competitive. The rapid pace of technological change in our industry exposes us to risk of loss due to the development of superior technologies by our competitors. We are also dependent upon technologies developed by third parties for integrating our ground systems with a variety of satellite systems. To the extent that we cannot obtain necessary technologies from third parties, our business, financial condition or results of operations could be materially adversely affected. Furthermore, as land-based telecommunications services expand, demand for certain types of satellite-based services, such as the services we provide, may be reduced. New technology used by our competitors could render satellite-based services less competitive by satisfying consumer demand in alternative ways or through the use of telecommunications standards that are incompatible with our products. In addition, our success depends on our ability to introduce innovative products and services on a cost-effective and timely basis.

Our business is subject to risks associated with international transactions.

     In addition to having contracts with the U.S. Government and other U.S. commercial organizations, the Company also has contracts with international organizations. For fiscal year 1999 and the nine months ended June 30, 2000, approximately 6% and 18%, respectively, of the Company's revenues were derived from international organizations. Operations in numerous countries outside the United States carry substantial managerial, operational, legal, and political uncertainties. These operations are subject to changes in government regulations and telecommunications standards, tariffs or taxes, and other trade barriers. In addition, our agreements relating to foreign operations may be enforceable only in foreign jurisdictions so that it may be difficult for us to enforce our rights. We do not currently have any contracts that are subject to currency fluctuations in foreign markets. However, there can be no assurance that we will not enter into these types of contracts in the future. If we do enter into these types of contracts in the future, the limited availability of U.S. currency in certain local markets could prevent a contracting party from making payments to us in U.S. dollars or exchange rate fluctuations could adversely affect our revenues.

     Various agencies and departments of the U.S. government regulate our ability to pursue business opportunities outside the United States. Exports of space-related products, services, and technical information require licenses granted by the U.S. government. We do not currently have blanket authorization for export of our products and services. We cannot assure that we will be able to obtain blanket export authorization in the future. In addition, we cannot assure that we will be able to obtain necessary licenses or approvals on a per-transaction basis, and our inability to do so, or our failure to comply with the terms of the authorization when granted, could have a material adverse effect on our business, financial condition, or results of operations.

We depend upon attracting and retaining highly skilled professional staff.

     Our success will depend in part upon our ability to attract, retain, train, and motivate highly skilled employees, particularly in the area of information technology. We face significant competition for employees with the computer and technology skills required to perform our services and create our products. In addition, we must often comply with provisions in government contracts which require specified levels of education, work experience, and security clearances for our employees. We cannot assure that we will be successful in attracting a sufficient number of highly skilled and qualified employees in the future. None of our employees are subject to non-competition agreements, confidentiality agreements, or employment agreements. For all of these reasons, the loss of our key technical personnel, or our inability in the future to attract key employees or to relocate them as required by customers, could have a material adverse effect on our business, financial condition, or results of operations.

We depend on the services of our key personnel.

     Our success depends to a significant degree on our key management personnel, especially the following:

     .  Steven R. Chamberlain, Chairman and Chief Executive Officer;
     .  Thomas L. Gough, President and Chief Operating Officer; and
     .  Elaine M. Parfitt, Vice President and Chief Financial Officer.

We do not have employment, non-competition, or confidentiality agreements with any of these individuals. The loss of any one of these management personnel could have a material adverse effect on our business, financial condition, or results of operations. We have purchased a key man life insurance policy with respect to Steven R. Chamberlain. We do not maintain key man life insurance policies on any other members of management.

We depend upon intellectual property rights and risk having our rights infringed.

     Much of our business is derived from work product, software programs, methodologies, and other information that we have privately developed. We have made a strategic decision after discussion with intellectual property counsel not to seek patent protection for our software, hardware, and systems. We have begun the process of registering many of our trademarks. In addition, we have begun the process of registering the copyrights with respect to new versions of our software as they are developed. Although we seek to protect our intellectual property with a combination of common law and registered trademarks and copyrights, and software license and confidentiality agreements with third parties, we cannot assure that these measures will prevent unauthorized disclosure or use of our technical knowledge, practices, or procedures, or that others may not independently develop similar knowledge, practices, or procedures. In addition, the laws of some foreign countries do not protect our intellectual property rights to the same extent as the laws of the United States. Moreover, we do not have non-competition or confidentiality agreements with any of our employees. See "Risk Factors - We depend upon attracting and retaining highly skilled professional staff" and "Risk Factors - We depend on the services of our key personnel." Disclosure or loss of control over our privately developed information could have a material adverse effect on our business, financial condition, or results of operations. We may also be subject to litigation to defend against infringement claims. Any litigation with respect to our intellectual property rights would be costly and could divert management's attention, either of which could have a material adverse effect on our business, financial condition, or results of operations. Adverse determinations in litigation involving our intellectual property could:

     .  result in the loss of our intellectual property rights;
     .  subject us to significant liabilities;
     .  require us to seek licenses from third parties; or

     .  prevent us from selling our services or products.

Any one of the foregoing consequences could have a material adverse effect on our business, financial condition, or results of operations.

     Under some government contracts, we may develop software that in the future we may decide to commercialize. In order to commercialize that software, we might need to invest additional research and development funds to re-market the software as a commercial product. If the product was developed using any government funding, government regulations and contract provisions may prevent us from selling the resulting product to any government agencies. If the primary market for a potential product is government agencies, we may not be able to recover invested funds through sale of the product. In addition, the government may acquire certain rights to software programs we develop that are funded under government contracts or subcontracts and may disclose information with respect to those programs or products to third parties, including our competitors.

The estimated backlog under our government contracts is not necessarily indicative of revenues that will actually be realized under the contracts.

     Many of our government contracts are multi-year contracts and contracts with option years, and portions of these contracts are carried forward from one year to the next as part of our contract backlog. Backlog means the total value of all contracts less the revenues earned on those same contracts. The estimated backlog under a government contract is not necessarily indicative of revenues that will actually be realized under that contract. Congress normally appropriates funds for a given program on a fiscal-year basis, even though actual contract performance may take many years. As a result, contracts ordinarily are only partially funded at the time of award, and additional monies are normally committed to the contract by the contracting agency as Congress makes appropriations in subsequent fiscal years. There can be no assurance that Congress will appropriate funds or that procuring agencies will commit funds to our government contracts for their anticipated terms. In addition, most of our government contracts have an initial term of one year plus a number of option years. We cannot assure that the government will extend a contract through its option years. Certain of our large contracts provide that we will not receive payment until the services under those contracts are requested and performed.
We cannot assure that cancellations or adjustments in the terms of these contracts might not occur. In addition, our services under these contracts may not be requested at the anticipated levels in the future.

Performance of some of our government contracts may require security clearance.

     Some of our contracts with government agencies require that some of our employees and procedures meet security clearance requirements. If problems develop meeting security clearance requirements, those problems could materially limit our ability to perform these contracts.

Shares held by our current stockholders may adversely effect our stock price.

     As of October 13, 2000, we had 9,435,818 shares of common stock outstanding. After this offering, the following shares of our common stock will be freely tradable without restriction or limitation under the Securities Act of 1933, except for shares purchased by "affiliates," as that term is defined in Rule 144 under the Securities Act of 1933:

     .  the 650,000 shares of common stock to be sold in this offering;
     . the 600,000 shares of common stock sold in our initial public offering; . the 1,183,268 shares of common stock registered pursuant to Amendment
        No. 1 to the Registration Statement on Form S-3 (File No. 333-82499) filed by the Company with the SEC on July 28, 1999;
     . the 1,400,000 shares of common stock registered pursuant to Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-31306) filed by the Company with the SEC on March 23, 2000; and
     .  the 668,626 shares of common stock issued under our stock option plan.

     Of the remaining 4,933,924 shares of our common stock, 537,905 shares are held by affiliates and therefore subject to the volume and other limitations of Rule 144 and 4,396,019 shares are freely tradable without restriction or limitation under the Securities Act. We have reserved 1,131,374 shares of common stock for issuance under our stock option plan. We have issued options to purchase a total of 1,491,376 shares of common stock under our stock option plan, of which 822,750 have yet to be exercised and of which 358,978 are currently exercisable. Sales of substantial amounts of common stock in the public markets, pursuant to Rule 144 or otherwise, or the availability of shares of common stock for sale could adversely affect the prevailing market prices for the common stock and impair our ability to raise additional capital through the sale of equity securities in the future. In the past, our common stock has traded at low volumes. The registration of the shares pursuant to this prospectus will create substantial additional market overhang. Future sale of the shares into the public market could have an adverse affect on the prevailing market price of our common stock.

The market price of our common stock may be volatile.

     The market price of securities of technology companies has historically faced significant volatility. In addition, the stock market in recent years has experienced significant price and volume fluctuations that often have been unrelated or disproportionate to the operating performance of particular companies. Many factors that have influenced trading prices will vary from period to period, including:

     .  actual or anticipated operating results;
     .  growth rates;
     .  changes in estimates by analysts;
     .  market conditions in the industry;
     . changes in our earnings and revenues or quarterly operating results; . announcements by competitors;
     .  regulatory actions; and
     .  general economic conditions.

Any of these events would likely result in a material adverse effect on the market price of our common stock. In addition, the public announcement of this offering, which may be price dilutive with respect to the prevailing market price, may have an adverse effect on the market price for the common stock.

Our quarterly operating results may vary significantly from quarter to quarter.

     Our revenues and earnings may fluctuate from quarter to quarter based on factors that include the following:

     .  the number, size, and scope of our projects;
     . equipment purchases and other expenditures required for our business; . bid and proposal efforts undertaken;
     .  delays;
     .  employee productivity;
     .  adequacy of provisions for losses;
     . accuracy of estimates of resources required to complete ongoing projects; and
     .  general economic conditions.

Demand for our products and services in each of the markets we serve can vary significantly from quarter to quarter due to revisions in customer budgets or schedules and other factors beyond our control. Due to all of the foregoing factors, our results of operations may fall below the expectations of securities analysts and investors in a particular period. In this event, the market price of our common stock would likely be materially adversely affected.

The failure of our suppliers and customers to be year 2000 compliant could harm our business.

Many currently installed computer systems, software products, and microprocessor-dependent equipment were originally coded to accept only two digit entries in the date code field. To distinguish 21st century dates from 20th century dates, these date code fields must be able to accept four digit entries.

We may realize exposure and risk if our suppliers or customers are not "year 2000 compliant." The potential areas of exposure include electronic data exchange systems operated by third parties with whom we transact business and products purchased from third parties, such as computers, software, telephone systems and other equipment used internally.

Although the rollover from December 31, 1999 to January 1, 2000 has occurred, we still face risks to the extent that our suppliers of products, services, and systems or the suppliers of others with whom we transact business cannot provide us with products, components, services, or systems that meet year 2000 requirements. In the event that any such third parties cannot provide us with products, services, or systems that meet the year 2000 requirements, our business could be harmed.

To date, we have not experienced any problems associated with year 2000 computer issues.

Warning regarding our use of forward-looking statements

       Some of the information in this prospectus may contain forward-looking statements. Forward-looking statements can be identified by the use of forward-looking terminology such as "may," "will," "believe," "expect," "anticipate," "estimate," "continue" or other similar words, and include statements as to the intent, belief, or current expectations of Integral Systems and our directors, officers, and management with respect to our future operations, performance or position or which contain other "forward-looking" information. These forward-looking statements are predictions and are based on current information and expectation, and we assume no obligation to update these statements. When considering the forward-looking statements in this prospectus, you should keep in mind the risk factors and other cautionary statements in this prospectus and in the documents incorporated in this prospectus by reference. The risk factors noted in this prospectus and the other factors noted throughout this prospectus and the documents that we incorporate by reference, including certain known and unknown risks and uncertainties, could cause our actual results to differ materially from those contained in any forward-looking statement.

                      WHERE YOU CAN FIND MORE INFORMATION

       We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933 covering the shares offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement and its exhibits.

       We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any materials we file at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Regional Offices of the SEC at 7 World Trade Center, Suite 1300, New York, New York 10048, and at 500 W. Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Please call the SEC at 1-800-SEC-0330 for further information on the SEC's public reference rooms. Our SEC filings are also available to the public from the SEC's web site at http://www.sec.gov.

       The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to our filed SEC documents. The information incorporated by reference is part of this prospectus. Information we file with the SEC after we file this document will update and supersede this information.

       We incorporate by reference the documents listed below and any future filings made with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until our offering is completed.

       (a) Our Annual Report on Form 10-KSB for the year ended September 30,
1999;

       (b) Our Quarterly Report on Form 10-Q for the quarter ended December 31, 1999;

       (c) Our Quarterly Report on Form 10-Q for the quarter ended March 31,
2000;

       (d) Our Quarterly Report on Form 10-Q for the quarter ended June 30,
2000;

       (e) Our Report on Form 8-K filed with the Commission on September 15, 2000; and

       (f) The description of our common stock which is contained in our Form 8-A filed May 25, 1990.

       Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be modified or superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus, or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference, modifies or supersedes that statement. Any statement modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this prospectus.

       You, as well as any other person to whom a prospectus is delivered (including any beneficial owner), may request a copy of any of the filings incorporated herein by reference, at no cost, by writing or telephoning Elaine
M. Parfitt, Corporate Secretary, at:

                    Integral Systems, Inc.
                    5000 Philadelphia Way
                    Lanham, Maryland  20706-4417
                    Telephone:  (301) 731-4233

       You should rely only on the information incorporated by reference or provided in this prospectus and any prospectus supplement. We have authorized no one to provide you with different information. The selling stockholder is not authorized to make an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of this prospectus or the applicable prospectus supplement.

                                USE OF PROCEEDS

       All of the net proceeds from the sale of the common stock covered by this prospectus will go to the selling stockholder who offers and sells shares of the common stock. We will not receive any proceeds from the sale of the common stock offered by the selling stockholder pursuant to this prospectus.

                              SELLING STOCKHOLDER

     Effective as of August 31, 2000, we entered into an agreement and plan of reorganization pursuant to which we acquired SAT Corporation, a California corporation. Under the terms of the agreement and plan of reorganization, our wholly-owned subsidiary ISI Acquisition Corporation was merged with and into SAT, with SAT as the surviving entity. At the time of the merger, SAT became a wholly-owned subsidiary of Integral. Pursuant to the agreement and plan of reorganization, the purchase price paid to Herbert Pardula, the sole shareholder of SAT, consisted of 650,000 shares of our common stock, all of which shares are being registered in connection with this prospectus. We are registering the shares of common stock under registration rights granted to the selling stockholder in the agreement and plan of reorganization. We have agreed to bear all of the costs and expenses for the registration of the shares of common stock.

       The following table sets forth (1) the name of the selling stockholder,
(2) the number of shares of outstanding common stock beneficially owned by the selling stockholder as of the date of this prospectus, (3) the aggregate number of shares of common stock that the selling stockholder may offer and sell for his account under this prospectus and (4) to our knowledge and assuming that all of the shares of common stock offered under this prospectus are sold, the aggregate number of shares of common stock and the percentage of outstanding shares of common stock to be beneficially owned by the selling stockholder upon completion of the offering made under this prospectus. During the last three
(3) years, prior to our acquisition of SAT, the selling stockholder was the President and the sole shareholder of SAT. Since our acquisition of SAT, the selling stockholder has been retained by SAT, our wholly-owned subsidiary, as a consultant. To our knowledge, and except as otherwise indicated above, the selling stockholder has not had within the past three years any other position, office or other material relationship with us or any of our predecessors or affiliates.


                                              Number of Shares
Name of Selling                              Beneficially Owned     Number of Shares    Number of Shares Beneficially
Security Holder                              Prior to Offering       Offered Hereby         Owned After Offering
---------------                              -------------------    -----------------   ------------------------------
                                                                                           Number         Percentage
                                                                                        ------------    --------------
Herbert Pardula                                         650,000              650,000               0               --
c/o Frederick D. Lipman, Esq.
Blank Rome Comisky & McCauley LLP
One Logan Square
Philadelphia, PA 19103

                          DESCRIPTION OF CAPITAL STOCK

     Our authorized capital stock consists of 40,000,000 shares of common stock, par value $.01 per share. As of October 13, 2000, we had 9,435,818 shares of common stock outstanding.

     The holders of common stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. The holders of common stock do not have cumulative voting rights with respect to the election of directors. In addition, the holders of common stock do not possess any of the following:

     .  preemptive rights;
     .  redemption rights; or
     .  conversion rights.

     The holders of common stock are entitled to receive dividends when, as and if declared by the Board of Directors out of legally available funds. The outstanding shares of common stock, and the shares offered by the selling stockholder in this prospectus, are fully paid and nonassessable.

     We have reserved 1,131,374 shares of common stock for issuance under our stock option plan. We have issued options to purchase a total of 1,491,376 shares of common stock under our stock option plan, of which 822,750 have yet to be exercised and of which 358,978 are currently exercisable. See "Risk Factors-Shares held by our current stockholders may adversely effect our stock price."

     Authorized but unissued shares of our common stock may be issued by direction of our Board of Directors at such times, in such amounts, for such consideration, and upon such terms as the Board of Directors may determine. The issuance of additional shares of our common stock will not require the approval of the stockholders, unless in any specific instances such approval is expressly required by regulatory agencies or otherwise. The authorized but unissued shares of our common stock could have an anti-takeover effect, because additional shares of common stock could be issued, within the limits imposed by applicable law, in one or more transactions that could make a change in control or takeover of us more difficult. We could issue additional shares to persons who might side with the Board of Directors in opposing a takeover bid that the Board determines is not in our best interests and the best interests of our stockholders. This type of issuance could diminish the voting power of existing stockholders who favor a change in control, and the ability to issue the shares could discourage an attempt by another person or entity to acquire control of us since the issuance of new shares of common stock could be used to dilute the stock ownership of such person or entity. Upon the liquidation, dissolution or winding up of our company, the holders of our common stock are entitled to share ratably in all of our assets which are legally available for distribution, after payment of all debts and other obligations. In addition, the issuance of additional shares of common stock would dilute the existing stockholders' equity interest in Integral.

                              PLAN OF DISTRIBUTION

       The selling stockholder, or his pledgees, donees, distributees, transferees, or other successors, if any, may sell or distribute some or all of the shares of common stock offered under this prospectus from time to time through underwriters, dealers, brokers, or other agents or directly to one or more purchasers in one or more, or a combination, of the following types of transactions:

       . ordinary brokerage transactions and transactions in which the broker solicits purchasers;
       . transactions involving cross and block trades or otherwise on the Nasdaq National Market;
       . purchases by a broker, dealer, or underwriter as principal and resale by that person for its own account under this prospectus;
       . "at the market" or through market makers or into an existing market for the common stock;
       . sales to purchasers or sales effected through agents or in other ways not including market makers or established trading markets;
       . in privately negotiated transactions; or . by any other legally available means.

       The selling stockholder may sell his shares at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. Brokers, dealers, agents, or underwriters participating in these transactions as agent may receive compensation in the form of discounts, concessions, or commissions from the selling stockholder and, if they act as agent for the purchaser of the shares, from the purchaser. The discounts, concessions, or commissions received by a particular broker, dealer, agent, or underwriter might be in excess of those customary in the type of transaction involved. This prospectus also may be used, with our consent, by donees of the selling stockholder, or by other persons acquiring the shares of common stock and who wish to offer and sell the shares under circumstances requiring or making desirable the use of the prospectus. If required, we will file, during any period in which the offers or sales are being made, one or more supplements to this prospectus to disclose the names of donees of the selling stockholder and any other material information with respect to the plan of distribution not previously disclosed.

       In connection with our acquisition of SAT Corporation, the selling stockholder has signed an affiliate agreement in which he has agreed that he will not sell or transfer his interests in any of his shares of our common stock until after the date we publish our results of post-acquisition operations for the period which includes at least thirty (30) days of post-acquisition combined operations of Integral and SAT. However, with our written approval, he may sell or transfer his interests in some of his shares of our common stock before we publish the results of post-acquisition operations in accordance with the guidelines promulgated by the SEC.

       The selling stockholder and any underwriters, brokers, dealers, or agents that participate in the distribution of common stock may be deemed to be "underwriters" within the meaning of the Securities Act, and any discounts, commissions, or concessions received by any of these underwriters, brokers, dealers, or agents might be deemed to be underwriting discounts and commissions under the Securities Act. Neither we nor the selling stockholder can presently estimate the amount of compensation that may be received by those underwriters, brokers, dealers, or agents. We do not know of any existing arrangements between the selling stockholder and any underwriter, broker, dealer, or other agent relating to the sale or distribution of the shares of common stock identified in this prospectus.

       Under applicable rules and regulations under the Securities Exchange Act of 1934, any person engaged in a distribution of any of the shares of our common stock may not simultaneously engage in market activities with respect to the common stock for a period of up to five business days prior to the commencement of the distribution. The selling stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations enacted under the Exchange Act, including Rule 10b-5 and Regulation M. These provisions may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholder. All of the above may affect the marketability of the common stock.

       We will pay all of the costs and expenses for the registration of the shares of common stock by the selling stockholder under this prospectus. In addition, we have agreed to indemnify the selling stockholder against any liability he suffers by reason of the registration of the shares of common stock arising from any untrue statement or omission of a material fact, or violations of the securities laws that we commit, in connection with the registration of the shares of common stock. We will generally not be required to indemnify the selling stockholder for any liability he suffers in connection with the registration of the shares of common stock to the extent that the liability is caused by written information that the selling stockholder provides to us.

       If shares of the common stock are sold in an underwritten offering, those shares may be acquired by the underwriters for their own account and may be further resold from time to time in one or more transactions, including negotiated transactions. These transactions may be made in the following manner:

       .  at market prices prevailing at the time of sale;
       .  at prices related to the prevailing market prices;
       .  at negotiated prices; or
       .  at fixed prices.

       The names of the underwriters with respect to an offering of the shares of common stock and the terms of the transactions, including any underwriting discounts, concessions, or commissions and other items constituting compensation of the underwriters and broker-dealers, if any, will be set forth in a supplement to this prospectus relating to the offering. Any public offering price and any discounts, concessions, or commissions allowed or reallowed or paid to broker-dealers may be changed from time to time.

                                    EXPERTS

       The consolidated financial statements of Integral Systems incorporated by reference in this prospectus have been audited, except for interim financial statements, by Rubino & McGeehin, Chartered, independent public accountants, as indicated in their report with respect thereto, and incorporated herein by reference in reliance upon the authority of Rubino & McGeehin, Chartered as experts in accounting and auditing.

                                 LEGAL MATTERS

       The validity of the issuance of the shares of common stock offered hereby will be passed upon for us by Venable, Baetjer and Howard, LLP.


    DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT
                                  LIABILITIES

     Our articles of incorporation and bylaws provide for the indemnification of our directors, officers, employees and agents. We are required to indemnify, as determined by the Board of Directors and to the extent permitted by Maryland law, any director, officer, employee, or agent who is made, or threatened to be made, a party to an action by reason of the fact that he or she served Integral as a director, officer, employee, or agent. However, we are not required to indemnify any director, officer, employee or agent under our articles of incorporation or bylaws in connection with any matter with respect to which he or she is adjudged to be liable for negligence or misconduct in the performance of his or her duty. The Maryland General Corporation Law permits a corporation to indemnify any present or former director, officer, employee, or agent of the corporation against liabilities actually incurred by him or her in connection with any proceeding to which he or she may be made a party by reason of his or her service as a director, officer, employee, or agent of the corporation. Indemnification is not available if:

       . the act or omission of the person seeking indemnification was material to the matter giving rise to the proceeding and was either committed in bad faith or the result of active and deliberate dishonesty;
       . the person seeking indemnification actually received an improper personal benefit in money, property, or services; or
       . the person seeking indemnification, in the case of any criminal proceeding, reasonably believed that the act or omission was not lawful.

If a proceeding is by or in the name of the corporation, indemnification is not available if the director, officer, employee, or agent is adjudged to be liable to the corporation.

     In addition, our articles of incorporation and bylaws require us to pay for or reimburse any expenses incurred by any director, officer, employee, or agent who is a party to an action by reason of the fact that he or she served Integral as a director, officer, employee, or agent, to the extent permitted by Maryland law. The Maryland General Corporation Law permits a corporation to pay or reimburse reasonable expenses, including attorney's fees, incurred by a present or former director, officer, employee, or agent of a corporation made a party to a proceeding by reason of his or her service as a director, officer, employee, or agent of the corporation. In addition, the Maryland General Corporation Law requires a corporation to indemnify a director or officer of the corporation against reasonable expenses incurred by the director or officer in connection with a proceeding to which he or she is made a party by reason of his or her service to the corporation if he or she is successful in the proceeding.

     Insofar as indemnification for liabilities arising under the Securities Act may be given to directors, officers, and persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Commission, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act and is unenforceable. In the event that a claim for indemnification against liabilities arising under the Securities Act, other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding, is asserted by that director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether that indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of that issue.


     No person has been authorized to give any information or to make any representation not contained in or incorporated by reference in this prospectus, and, if given or made, the information or representation not contained in this prospectus must not be relied on as having been authorized. This prospectus does not constitute an offer to sell, or the solicitation of an offer to purchase, any of the securities offered by this prospectus, in any jurisdiction to or from any person to or from whom it is unlawful to make such offer or solicitation of an offer, or proxy solicitation in such jurisdiction. Neither the delivery of this prospectus nor the issuance or sale of any securities hereunder shall under any circumstances create any implication that there has been no change in the information disclosed in this prospectus to date or delivered and incorporated by reference.

                Part II. Information Not Required in Prospectus

Item 14. Other Expenses of Issuance and Distribution.

     The following table sets forth an estimate of the costs and expenses expected to be incurred in connection with the distribution, all of which will be paid by Integral:

Registration Fee -- Securities and Exchange Commission..............  $ 2,188
Listing Fee -- Nasdaq National Market...............................    6,500
Legal Fees and Expenses.............................................   70,000
Printing and Engraving Expenses.....................................    5,000
Miscellaneous.......................................................    5,000
                                                                      -------

Total...............................................................  $88,688
                                                                      =======

     The Company will bear all of the above fees and expenses.

     Except for the Securities and Exchange Commission registration fee and the Nasdaq National Market listing fee, all of the foregoing fees and expenses are estimates.

Item 15. Indemnification of Directors and Officers.

     Section 2-418 of the Maryland General Corporation Law permits a corporation to indemnify each of its present and former directors and officers, among others, against judgments, penalties, fines, settlements, and reasonable expenses actually incurred by him or her in connection with any proceeding to which he or she may be made a party by reason of his or her service in that capacity or some other capacities, unless it is established that:

     . the act or omission of the director or officer was material to the matter giving rise to such proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty;

     . the director or officer actually received an improper personal benefit in money, property, or services; or

     . in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, if the proceeding was one by or in the right of the corporation, indemnification may not be made in respect of any proceeding in which the director or officer shall have been adjudged to be liable to the corporation.

     In addition, Section 2-418(f) of the Maryland General Corporation Law permits a corporation to pay or reimburse, in advance of the final disposition of a proceeding, reasonable expenses, including attorney's fees, incurred by a present or former director or officer made a party to the proceeding by reason of his or her service in that capacity or some other capacities, provided that the corporation shall have received:

     . a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

     . a written undertaking by or on behalf of the director or officer to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met.

     The Maryland General Corporation Law also provides that, unless limited by the corporation's articles of incorporation, a director or officer of the corporation who has been successful, on the merits or otherwise, shall be indemnified against reasonable expenses incurred by the director or officer in connection with any proceeding to which he or she is made a party by reason of his or her service in that capacity or some other capacities. Maryland law permits a corporation to indemnify and advance expenses to a present and former officer, employee, or agent of the corporation to the same extent as a director, and to provide additional indemnification to such an officer, employee, or agent who is not also a director.

     Integral Systems has provided for indemnification of directors, officers, employees, and agents in Article Ninth of its Articles of Restatement and in
Section 1 of Article VI of the By-Laws. These provisions read as follows:

     The Corporation shall indemnify as determined by the Board of Directors any person who is serving or has served as a director or officer or employee or agent of this Corporation to the extent permitted by Maryland law, who has been made, or is threatened to be made, a party to an action, suit, or proceeding, whether civil, criminal, administrative, investigative, or otherwise (including an action, suit or proceeding by or in the right of the corporation), by reason of the fact that the person is or was a director or officer or employee or agent of the corporation, or a fiduciary within the meaning of the Employee Retirement Income Security Act of 1974 with respect to an employee benefit plan of the corporation, or serves or served at the request of the corporation as a director, or as an officer, or as a fiduciary of an employee benefit plan, of another corporation, partnership, joint venture, trust or other enterprise, or as an employee, or as an agent, except in relation to matters as to which such person is adjudged in such action, suit or proceedings or otherwise determined to be liable for negligence or misconduct in the performance of duty.

     In addition, the Corporation as determined by the Board of Directors shall pay for or reimburse any expenses incurred by such persons who are parties to such proceedings, in advance of the final disposition of such proceedings, to the extent permitted by the Maryland law.

     Integral's Articles of Restatement do not alter the requirement of the Maryland General Corporation Law that a corporation indemnify a director or officer who has been successful, on the merits or otherwise, against reasonable expenses incurred by the director or officer in any proceeding to which he or she is made a party by reason of his or her service in that capacity or certain other capacities.

     Under the Maryland General Corporation Law, a corporation is permitted to expand or limit by provision in its articles of incorporation the liability of its directors and officers to the corporation or to its stockholder for money damages except to the extent that (i) it is proved that the director or officer actually received an improper benefit or profit in money, property or services for the amount of the benefit or profit in money, property or services actually received, or (ii) a judgment or other final adjudication adverse to the director or officer is entered in a proceeding based on a finding in the proceeding that the director's or officer's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. Integral has not expanded or limited the liability of its directors and officers for money damages in its Articles of Restatement.

     Under the Maryland General Corporation Law, a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation against any liability asserted against and incurred by that person in any of these capacities or certain other capacities or arising out of that person's position, whether or not the corporation would have the power to indemnify against liability under the Maryland General Corporation Law. Integral has provided for the purchase of insurance for its directors, officers, employees, or agents in Section 2 of Article VI of its By-Laws. This provision reads as follows:

     Upon resolution passed by the Board of Directors, the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or who, while a director, officer, employee or agent of the Corporation is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or employee benefit plan against any liability asserted against and incurred by such person in any such capacity, or arising out of such person's position as such, whether or not the Corporation would have the power to indemnify him against such liability under the By-Laws.

     Insofar as indemnification for liabilities arising under the Securities Act may be given to directors, officers and controlling persons of the issuer or others under the above provisions, or otherwise, the issuer has been informed that in the opinion of the Commission, indemnification for liabilities under the Securities Act is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against liabilities under the Securities Act, other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether that indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.

Item 16.  Exhibits and Financial Statement Schedules

(a)  Exhibits


4.1 Specimen Common Stock Certificate (Incorporated by reference to the Registration Statement on Form S-1 (File No. 333-58453) filed by the Company with the Commission on July 2, 1998).
4.2 Agreement and Plan of Reorganization dated August 31, 2000 among the Company, SAT Corporation, ISI Acquisition Corporation and Herbert Pardula (Incorporated by reference to the Company's Report on Form 8-K filed by the Company with the Commission on September 15, 2000).
4.3 Shareholder Affiliate Agreement dated August 31, 2000 among the Company, SAT Corporation and Herbert Pardula.
4.4 Articles of Restatement of the Company (Incorporated by reference to the Registration Statement on Form S-3 (File No. 333-82499) filed by the Company with the Commission on July 8, 1999).
4.5 Bylaws of the Company (Incorporated by reference to the Company's Annual Report on Form 10-KSB filed with by the Company with the Commission on December 29, 1998).
5.1       Opinion of Venable, Baetjer and Howard, LLP.
23.1      Consent of Rubino & McGeehin, Chartered.
23.2 Consent of Venable, Baetjer and Howard, LLP (included in its opinion filed as Exhibit 5.1).
24.1 Power of Attorney (included as part of the signature pages of this registration statement).

___________________



Item 17.  Undertakings.

(a)       The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Lanham, Maryland, on the 27th day of October, 2000.

                                     INTEGRAL SYSTEMS, INC.



                                     By:   /s/ Steven R. Chamberlain
                                           ---------------------------
                                           Steven R. Chamberlain
                                           Chairman and Chief Executive Officer


                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Steven R. Chamberlain and Thomas L. Gough, either of whom may act, as their true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                    Title                                     Date
---------                                    -----                                     ----

  /s/ Steven R. Chamberlain                  Chief Executive                           October 27, 2000
---------------------------------
Steven R. Chamberlain                        Officer and Chairman (Principal
                                             Executive Officer)

  /s/ Thomas L. Gough                        Director, President                       October 27, 2000
---------------------------------
Thomas L. Gough                              and Chief Operating Officer

  /s/ Elaine M. Parfitt                      Vice President, Chief Financial           October 27, 2000
---------------------------------
Elaine M. Parfitt                            Officer, Treasurer and Secretary
                                             (Principal Financial and
                                             Accounting Officer)

  /s/ Bonnie K. Wachtel                      Director                                  October 27, 2000
---------------------------------
Bonnie K. Wachtel

  /s/ R. Doss McComas                        Director                                  October 27, 2000
---------------------------------
R. Doss McComas


  /s/ Dominic A. Laiti                       Director                                  October 27, 2000
---------------------------------
Dominic A. Laiti


                                 EXHIBIT INDEX

Exhibit   Description
4.1 Specimen Common Stock Certificate (Incorporated by reference to the Registration Statement on Form S-1 (File No. 333-58453) filed by the Company with the Commission on July 2, 1998).

4.2 Agreement and Plan of Reorganization dated August 31, 2000 among the Company, SAT Corporation, ISI Acquisition Corporation and Herbert Pardula (Incorporated by reference to the Company's Report on Form 8-K filed by the Company with the Commission on September 15, 2000).

4.3 Shareholder Affiliate Agreement dated August 31, 2000 among the Company, SAT Corporation and Herbert Pardula.

4.4 Articles of Restatement of the Company (Incorporated by reference to the Registration Statement on Form S-3 (File No. 333-82499) filed by the Company with the Commission on July 8, 1999).

4.5 Bylaws of the Company (Incorporated by reference to the Company's Annual Report on Form 10-KSB filed with by the Company with the Commission on December 29, 1998).

5.1       Opinion of Venable, Baetjer and Howard, LLP.

23.1      Consent of Rubino & McGeehin, Chartered.

23.2 Consent of Venable, Baetjer and Howard, LLP (included in its opinion filed as Exhibit 5.1).

24.1 Power of Attorney (included as part of the signature pages of this registration statement).

___________________